UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ADVANTAGE INSURANCE INC.

(Exact Name of Registrant as Specified in Its Charter)

Puerto Rico	66-0840765
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

American International Plaza 250 Muñoz Rivera Avenue, Suite 710 San Juan, Puerto Rico	00918
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of exchange on which each class is to be registered

Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-221621 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Advantage Insurance Inc. (the "Registrant") hereby incorporates by reference herein the description of its common stock, having a par value of $0.01 per share, to be registered hereunder set forth under the heading "Description of Share Capital" in the Registrant's prospectus forming part of its Registration Statement on Form S-1 (File No. 333-221621), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on November 16, 2017, as thereafter amended and supplemented.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Registrant are registered on the New York Stock Exchange and the securities being registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 7, 2017	ADVANTAGE INSURANCE INC.

	By:	/s/ Walter C. Keenan
Walter C. Keenan
President and Chief Executive Officer